Exhibit 99.1

           IASIS Healthcare Announces Third Quarter Results


    FRANKLIN, Tenn.--(BUSINESS WIRE)--July 31, 2003--IASIS Healthcare(R) Corporation today announced financial and operating results for the third fiscal quarter and nine months ended June 30, 2003.
    Net revenue for the quarter ended June 30, 2003, increased 16.2% to $278.8 million compared with $239.9 million in the same quarter of last year. Earnings before interest expense, gain and loss on sale of assets, minority interests, income taxes, depreciation and amortization, loss on debt extinguishment, impairment of assets held for sale, and cumulative effect of change in accounting principle (adjusted EBITDA) for the third quarter increased 15.8% to $38.9 million compared with $33.6 million in the prior-year period. During the quarter ended June 30, 2003, the Company recorded an impairment charge of $11.7 million on assets held for sale. This charge is based on the current estimated net proceeds anticipated from the eventual sale of the Rocky Mountain Medical Center real property. The charge was taken to reflect the fact that the Company is now considering the sale of the property to potential purchasers who would convert its use to retail. Net earnings, including the effect of the $11.7 million impairment charge, were $82,000 for the quarter ended June 30, 2003, compared with net earnings of $8.8 million in the same prior-year period.
    Same facility hospital admissions and adjusted admissions for the quarter ended June 30, 2003, increased from the prior year period by 7.7% and 2.7%, respectively. Same facility net patient revenue per adjusted admission increased by 13.6% for the quarter ended June 30, 2003.
    In commenting on the quarterly results, David R. White, chairman, president and chief executive officer of IASIS, said, "Our strong financial performance in the quarter, driven by excellent operating metrics, continues our positive momentum and progression towards an outstanding year. We are pleased with our hospitals' execution of the Company's operating strategies, and we are on target with plans to expand and improve services at many of our facilities, which we believe will drive further top-line growth."
    Net revenue for the nine months ended June 30, 2003, increased 14.2% to $805.0 million compared with $705.2 million in the same period of last year. Adjusted EBITDA for the nine-month period of fiscal year 2003 increased 16.1% to $113.1 million compared with $97.4 million for the same period in fiscal 2002. Net earnings for the nine months ended June 30, 2003, including the $11.7 million impairment charge on assets held for sale, as discussed above, were $18.5 million compared with net earnings of $21.8 million in the same period of last year, excluding the cumulative effect of a change in accounting principle of $39.5 million related to the adoption of SFAS No. 142. Same facility hospital admissions and adjusted admissions for the nine months ended June 30, 2003, increased from the prior year period by 6.8% and 5.9%, respectively. Same facility net patient revenue per adjusted admission increased by 9.5% for the nine months ended June 30, 2003, compared with the same prior year period.
    At June 30, 2003, the Company's net accounts receivable decreased $4.0 million from $155.9 million at March 31, 2003, to $151.9 million at June 30, 2003. Days of net revenue outstanding was 55 at June 30, 2003, compared with 57 at March 31, 2003, excluding Medicare settlement accounts. Cash flows from operating activities for the quarter and nine months ended June 30, 2003, were $18.8 million and $70.9 million, respectively, compared with $12.7 million and $42.2 million, respectively, in the prior-year periods. At June 30, 2003, the Company had cash of $74.5 million and no amounts outstanding under the Company's revolving credit facility.
    As previously announced, during the quarter ended June 30, 2003, the Company completed a private placement of $100 million aggregate principal amount of its 8 1/2% Senior Subordinated Notes due 2009. The Company used $24.5 million of the net proceeds to repay existing indebtedness and will use the remaining net proceeds from the sale of the notes for working capital and general corporate purposes, including capital expenditures. The notes mature on October 15, 2009, and pay interest semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2003. The notes are general unsecured senior subordinated obligations of the Company and are subordinated to all of the Company's existing and future senior debt. The Company's obligations under the notes are fully and unconditionally guaranteed on a senior subordinated basis by all of its material subsidiaries, except Health Choice Arizona, Inc. In connection with the sale of the notes, the Company amended its bank credit facility. Among other things, the amendment provided for revisions to certain financial covenants, including increasing the Company's capital expenditure limitation in fiscal year 2004 to $165 million.
    On July 16, 2003, pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission, the Company commenced an offer to exchange all of the outstanding notes for an equal principal amount of 8 1/2% Senior Subordinated Notes due 2009 that are registered under the Securities Act of 1933, as amended. The terms of the new notes are identical to those of the outstanding notes except that the new notes are registered under the Securities Act and will not be subject to restrictions on transfer. The Company is undertaking the exchange offer to satisfy certain obligations under a registration rights agreement entered into by the Company and the initial purchasers of the outstanding notes. Outstanding notes that are not tendered in the exchange offer will remain outstanding and retain their rights under the indenture, but they will not retain any rights under the registration rights agreement. The exchange offer and the right to withdraw any outstanding notes that have been tendered in the exchange offer are scheduled to expire on August 13, 2003, unless extended by the Company. The Company will not receive any additional proceeds from the exchange offer.
    The Company is pleased to announce the purchase in July of 30 acres of land in Port Arthur, Texas, on which its new hospital, The Medical Center of Southeast Texas, will be constructed. The scope of the project has been increased to add 40 beds, for a total of 210 beds. The estimated cost of the project is approximately $90 million, and the hospital is expected to open in the first half of 2005.
    A listen-only simulcast and 30-day replay of IASIS Healthcare Corporation's second quarter conference call will be available by clicking the "For Investors" link on the Company's website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on July 31, 2003. A copy of the Company's Form 8-K (including the press release) will also be available on the Company's website.
    IASIS Healthcare(R) Corporation, located in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,128 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in Texas, including San Antonio. IASIS Healthcare(R) also operates three ambulatory surgery centers and a Medicaid managed health plan that currently serves over 63,000 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.
    This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), projections of revenue, income or loss, and future operations. Forward-looking statements involve risks and uncertainties including, without limitation, those associated with our ability to negotiate favorable contracts with managed care plans; the highly competitive nature of the healthcare industry; possible changes in Medicare and Medicaid reimbursement levels and other federal or state healthcare reforms; future cost containment initiatives undertaken by purchasers of healthcare services; our ability to attract and retain qualified management and personnel, including physicians and nurses; our ability to service our significant indebtedness; the effect of existing and future governmental regulations, including the Balanced Budget Act of 1997, the Balanced Budget Refinement Act of 1999 and the Medicare, Medicaid and SCHIP Benefit Improvement and Protection Act of 2000; the impact of possible governmental investigations; our ability to use our information systems effectively; our limited operating history; our ability to successfully manage the risks of our Medicaid managed care plan, Health Choice; our ability to successfully complete and integrate acquisitions of other companies or facilities; general economic and business conditions; and those risks, uncertainties and other matters detailed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and from time to time in our filings with the Securities and Exchange Commission.
    Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                     IASIS HEALTHCARE CORPORATION
    Condensed and Consolidated Statements of Operations (Unaudited)
                            (in thousands)

                               Three Months Ended   Nine Months Ended
                                    June 30,             June 30,
                               ------------------  ------------------
                                 2003      2002      2003      2002
                               --------  --------  --------  --------
Net revenue                    $278,799  $239,898  $805,000  $705,203

Cost and expenses:
 Salaries and benefits           94,430    81,057   277,382   239,102
 Supplies                        38,824    32,617   112,275    98,615
 Other operating expenses        84,427    74,093   240,130   217,248
 Provision for bad debts         22,225    18,503    62,090    52,868
 Interest, net                   13,161    13,356    39,609    41,895
 Depreciation and
  amortization                   13,284    11,283    38,817    32,951
 Loss on debt extinguishment       --        --       3,900      --
 Impairment of assets
  held for sale                  11,741      --      11,741      --
                               --------  --------  --------  --------
  Total costs and expenses      278,092   230,909   785,944   682,679
                               --------  --------  --------  --------

Earnings before gain on sale
 of assets, minority
 interests, income taxes and
 cumulative effect of a
 change in accounting principle     707     8,989    19,056    22,524
Loss (gain) on sale
 of assets, net                     192      --        (588)        7
Minority interests                  433       235     1,132       759
                               --------  --------  --------  --------

Earnings before income taxes
 and cumulative effect of a
 change in accounting principle      82     8,754    18,512    21,758
Income tax expense                 --        --        --        --
                               --------  --------  --------  --------

Net earnings before cumulative
 effect of a change in
 accounting principle               $82    $8,754   $18,512   $21,758

Cumulative effect of a change
 in accounting principle           --        --        --     (39,497)
                               --------  --------  --------  --------

Net earnings (loss)                 $82    $8,754   $18,512  $(17,739)
                               ========  ========  ========  ========

Adjusted EBITDA (1)             $38,893   $33,628  $113,123   $97,370
                               ========  ========  ========  ========

Adjusted EBITDA margin (1)         14.0%     14.0%     14.1%     13.8%

(1) Adjusted EBITDA represents earnings before interest expense, gain on sale of assets, minority interests, income taxes, depreciation and amortization, loss on debt extinguishment, impairment of assets held for sale, and cumulative effect of a change in accounting principle. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (GAAP), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. A table reconciling net earnings (loss) to adjusted EBITDA is included in this press release under Supplemental Condensed and Consolidated Statements of Operations Information. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.


                     IASIS HEALTHCARE CORPORATION
               Condensed and Consolidated Balance Sheets
                  (in thousands except share amounts)

                                                   June 30,  Sept. 30,
                                                     2003      2002
                                                   --------  --------
ASSETS                                           (Unaudited)
Current assets:
 Cash and cash equivalents                          $74,491    $--
 Accounts receivable, net of allowance
 for doubtful accounts of $42,590 and
 $34,450, respectively                              151,927   154,452
 Inventories                                         23,833    23,909
 Prepaid expenses and other current assets           17,010    15,697
 Assets held for sale                                10,000    22,106
                                                   --------  --------
  Total current assets                              277,261   216,164

Property and equipment, net                         429,177   402,171
Goodwill                                            252,204   252,397
Other assets, net                                    37,023    27,751
                                                   --------  --------
  Total assets                                     $995,665  $898,483
                                                   ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                   $46,377   $47,061
 Salaries and benefits payable                       22,043    21,551
 Accrued interest payable                            10,996    15,016
 Medical claims payable                              30,168    30,262
 Other accrued expenses and
  other current liabilities                          17,962    19,023
 Current portion of long-term debt
  and capital lease obligations                       5,382    26,252
                                                   --------  --------
  Total current liabilities                         132,928   159,165

Long-term debt and capital lease obligations        658,870   556,691
Other long-term liabilities                          24,766    22,347
Minority interest                                     5,043     4,736
                                                   --------  --------
  Total liabilities                                 821,607   742,939


Stockholders' equity:
 Preferred stock - $0.01 par value, authorized
  5,000,000 shares; no shares issued and
  outstanding at June 30, 2003, and
  September 30, 2002                                   --        --
 Common stock - $0.01 par value, authorized
  100,000,000 shares; 31,985,029 and 31,984,779
  shares issued at June 30, 2003, and
  September 30, 2002, respectively, and
  31,956,113 and 31,955,863 shares outstanding
  at June 30, 2003, and September 30, 2002,
  respectively                                          320       320
 Nonvoting common stock - $0.01 par value,
  authorized 10,000,000 shares; no shares
  issued and outstanding at June 30, 2003,
  and September 30, 2002                               --        --
 Additional paid-in capital                         450,720   450,718
 Treasury stock, at cost, 16,306,541 shares
  at June 30, 2003, and September 30, 2002         (155,300) (155,300)
 Accumulated deficit                               (121,682) (140,194)
                                                   --------  --------
  Total stockholders' equity                        174,058   155,544
                                                   --------  --------
  Total liabilities and stockholders' equity       $995,665  $898,483
                                                   ========  ========

                     IASIS HEALTHCARE CORPORATION
    Condensed and Consolidated Statements of Cash Flows (Unaudited)
                            (in thousands)

                                                   Nine Months Ended
                                                        June 30,
                                                     2003       2002
                                                   --------  --------
Cash flows from operating activities:
 Net earnings (loss)                                $18,512  $(17,739)
 Adjustments to reconcile net earnings (loss)
  to net cash provided by operating activities:
   Depreciation and amortization                     38,817    32,951
   Minority interests                                 1,132       759
   Cumulative effect of a change
    in accounting principle                            --      39,497
   Impairment of assets held for sale                11,741
   (Gain) loss on sale of assets                       (588)        7
   Loss on debt extinguishment                        3,900      --
   Changes in operating assets and liabilities,
    net of disposals:
     Accounts receivable                              2,668    (7,439)
     Inventories, prepaid expenses and
      other current assets                           (3,041)   (4,166)
     Accounts payable and other
      accrued liabilities                            (2,261)   (1,652)
                                                   --------  --------
     Net cash provided by operating activities       70,880    42,218
                                                   --------  --------

Cash flows from investing activities:
 Purchases of property and equipment                (59,201)  (29,349)
 Purchase of real estate                               --     (55,338)
 Proceeds from sales of assets                        3,205       149
 Change in other assets                              (1,352)   (3,862)
                                                   --------  --------
     Net cash used in investing activities          (57,348)  (88,400)
                                                   --------  --------

Cash flows from financing activities:
 Proceeds from issuance of common stock                   2       222
 Proceeds from senior bank debt borrowings          589,600   160,600
 Payment of debt and capital leases                (514,976) (117,916)
 Debt financing costs incurred                      (14,377)   (2,347)
 Distribution of minority interests                    (578)     (433)
 Proceeds from hospital syndication                   1,288      --
                                                   --------  --------
     Net cash provided by financing activities       60,959    40,126
                                                   --------  --------

Increase (decrease) in cash and cash equivalents     74,491    (6,056)
Cash and cash equivalents at beginning of period       --       6,056
                                                   --------  --------
Cash and cash equivalents at end of period          $74,491   $  --
                                                   ========  ========

Supplemental disclosure of cash flow information:
 Cash paid for interest                             $44,151   $49,986
                                                   ========  ========
 Cash paid (refunded) for income taxes, net             $11   $(1,835)
                                                   ========  ========

Supplemental schedule of noncash investing
 and financing activities:
  Capital lease obligations incurred
   to acquire equipment                              $6,576    $1,714
                                                   ========  ========

                     IASIS HEALTHCARE CORPORATION
                    Segment Information (Unaudited)
                            (in thousands)

                               Three Months Ended   Nine Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                 2003      2002      2003      2002
                               --------  --------  --------  --------
Acute Care Service:
Net revenue before
 eliminations                  $241,874  $206,763  $697,401  $606,054
Revenue between segments         (1,939)   (1,550)   (5,472)   (4,394)
                               --------  --------  --------  --------
 Net revenue                    239,935   205,213   691,929   601,660
Salaries and benefits            92,734    79,678   272,472   235,213
Supplies                         38,795    32,529   112,019    98,330
Other operating expenses         49,571    43,092   138,451   122,991
Provision for bad debts          22,225    18,503    62,090    52,868
                               --------  --------  --------  --------
 Adjusted EBITDA                 36,610    31,411   106,897    92,258
Loss on debt extinguishment        --        --       3,900      --
Impairment of assets
 held for sale                   11,741      --      11,741      --
Interest expense, net            13,161    13,356    39,609    41,943
Depreciation and amortization    13,259    11,253    38,730    32,865
Loss (gain) on sale of
 assets, net                        192      --        (588)     --
                               --------  --------  --------  --------
Earnings (loss) before
 minority interests, income
 taxes and cumulative effect
 of a change in accounting
 principle                       (1,743)    6,802    13,505    17,450
Minority interests                  433       235     1,132       759
                               --------  --------  --------  --------
Earnings (loss) before income
 taxes and cumulative effect
 of a change in accounting
 principle                      $(2,176)   $6,567   $12,373   $16,691
                               ========  ========  ========  ========

Segment assets                 $992,039  $906,972  $992,039  $906,972
                               ========  ========  ========  ========

Health Choice:
Capitation premiums and
 other payments                 $38,864   $34,685  $113,071  $103,543
Revenue between segments           --        --        --        --
                               --------  --------  --------  --------
 Net revenue                     38,864    34,685   113,071   103,543
Salaries and benefits             1,696     1,379     4,910     3,889
Supplies                             29        88       256       285
Other operating expenses         34,856    31,001   101,679    94,264
Provision for bad debts            --        --        --        --
                               --------  --------  --------  --------
 Adjusted EBITDA                  2,283     2,217     6,226     5,105
Interest income                    --        --        --         (48)
Depreciation and amortization        25        30        87        86
                               --------  --------  --------  --------
Earnings before minority
 interests, income taxes and
 cumulative effect of a change
 in accounting principle          2,258     2,187     6,139     5,067
Minority interests                 --        --        --        --
                               --------  --------  --------  --------
Earnings before income taxes
 and cumulative effect of
 change in accounting
 principle                       $2,258    $2,187    $6,139    $5,067
                               ========  ========  ========  ========

Segment assets                   $3,626   $22,602    $3,626   $22,602
                               ========  ========  ========  ========


                     IASIS HEALTHCARE CORPORATION
               Financial and Operating Data (Unaudited)

                               Three Months Ended   Nine Months Ended
                                    June 30,             June 30,
                               ------------------  ------------------
                                 2003      2002      2003      2002
                               --------  --------  --------  --------

Number of hospitals
 at end of period                    14        14        14        14

Licensed beds at end of period    2,502     2,520     2,502     2,520

Beds in service at
 end of period                    2,128     2,096     2,128     2,096

Average length of stay (days)      4.48      4.29      4.48      4.29

Occupancy rates for same
 facilities (average beds
 in service)                       48.0%     43.4%     48.3%     43.7%

Admissions                       20,749    19,271    62,433    58,450

 Same facility % change             7.7%                6.8%

Adjusted admissions              34,538    33,625   103,935    98,156

 Same facility % change             2.7%                5.9%

Patient days                     92,955    82,686   279,780   250,808

Adjusted patient days           147,967   138,513   445,728   407,295

Outpatient revenue as a % of
 gross patient revenue             36.8%     40.0%     36.8%     38.4%



                     IASIS HEALTHCARE CORPORATION
          Supplemental Condensed and Consolidated Statements
                 of Operations Information (Unaudited)
                            (in thousands)

                               Three Months Ended   Nine Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                 2003      2002      2003      2002
                               --------  --------  --------  --------
Consolidated Results:
Net earnings (loss)                 $82    $8,754   $18,512  $(17,739)
Add:
 Income tax expense                --          --      --        --
 Interest expense, net           13,161    13,356    39,609    41,895
 Minority interests                 433       235     1,132       759
 Loss (gain) on sale
  of assets, net                    192      --        (588)        7
 Cumulative effect of a change
  in accounting principle          --        --        --      39,497
 Depreciation and amortization   13,284    11,283    38,817    32,951
 Loss on debt extinguishment       --        --       3,900      --
 Impairment of assets
  held for sale                  11,741      --      11,741      --
                               --------  --------  --------  --------

Adjusted EBITDA                 $38,893   $33,628  $113,123   $97,370
                               ========  ========  ========  ========




    CONTACT: IASIS Healthcare(R) Corporation
             Investor contact:
             David R. White or W. Carl Whitmer, 615-844-2747 or
             News media contact:
             Tomi Galin, 615-467-1255